Exhibit 10.50
Amendments to
Equity Award Agreements
     All outstanding Non-Statutory Stock Option Agreements, Long-Term Incentive Award Agreements and Restricted Stock Unit Award Agreements between Schnitzer Steel Industries, Inc. and                      relating to awards granted prior to August 9, 2007 are amended as follows effective as of August 9, 2007:
A.      Amendments to Non-Statutory Stock Option Agreement
1.      In paragraph 4 of the cover page and in the first paragraph of Section 1 of Exhibit A, the words “paragraphs 2 and 5” are changed to “paragraphs 2, 5 and 6.”
2.      Paragraph 2 of Exhibit A is amended to read in its entirety as follows:
          2.      Termination of Employment.
               2.1      If the Optionee’s employment by the Company or any parent or subsidiary of the Company terminates for any reason other than death, disability, retirement or termination by the Company for cause, the Option may be exercised at any time prior to the Expiration Date or the expiration of 90 days after the date of the termination, whichever is the shorter period, but only if and to the extent the Optionee was entitled under paragraph 1 to exercise the Option on the date of termination.
               2.2      If the Optionee’s employment by the Company or any parent or subsidiary of the Company is terminated by the Company for cause, the Option may be exercised at any time prior to the Expiration Date or the expiration of 30 days after the date of the termination, whichever is the shorter period, but only if and to the extent the Optionee was entitled under paragraph 1 to exercise the Option on the date of termination. The term “cause” means (A) the conviction (including a plea of guilty or nolo contendere) of the Optionee of a felony involving theft or moral turpitude or relating to the business of the Company, other than a felony predicated on the Optionee’s vicarious liability, (B) the Optionee’s continued failure or refusal to perform with reasonable competence and in good faith any of the lawful duties assigned by (or any lawful directions of) the Company that are commensurate with the Optionee’s position with the Company (not resulting from any illness, sickness or physical or mental incapacity), which continues after the Company has given notice thereof (and a reasonable opportunity to cure) to the Optionee, (C) deception, fraud, misrepresentation or dishonesty by Optionee in connection with the Optionee’s employment with the Company, (D) any incident materially compromising the Optionee’s reputation or ability to represent the Company with the public, (E) any willful misconduct by the Optionee that substantially impairs the Company’s business or reputation, or (F) any other willful misconduct by the Optionee that is clearly inconsistent with the Optionee’s position or responsibilities.
               2.3      If the Optionee’s employment by the Company or any parent or subsidiary of the Company is terminated because of death, disability or retirement, the Option shall become fully exercisable and may be exercised at any time prior to the Expiration Date or the expiration of 12 months after the date of termination, whichever is the shorter period. The term “disability” means a medically determinable physical or mental condition of the Optionee resulting from bodily injury, disease, or mental disorder which is likely to continue for the remainder of the Optionee’s life and which renders the Optionee incapable of performing the job assigned to the Optionee by the Company or any substantially equivalent replacement job. The term “retirement” means (A) normal retirement after reaching age 65, (B) early retirement after reaching age 55 and completing 10 years of service, or (C) early retirement after completing 30 years of service without regard to age. If the Optionee’s employment is terminated by death, the Option shall be exercisable only by the person or persons to whom the Optionee’s rights under the Option pass by the Optionee’s will or by the laws of descent and distribution of the state or country of the Optionee’s domicile at the time of death.
3.      A new paragraph 6 of Exhibit A is added to read as follows:

               6.      Special Acceleration in Certain Events. Notwithstanding any other provision in this Agreement, the Option shall, upon a change in control of the Company, immediately become exercisable in full during the remainder of the term of the Option; provided, however, that the Committee may, in its sole discretion, by written notice provide a 30-day period prior to the change in control of the Company during which the Optionee shall have the right to exercise the Option, in whole or in part, without any limitation on exercisability, and upon the expiration of such period, the Option shall immediately terminate. The term “change in control of the Company” means the occurrence of any of the following events:
               (A) The consummation of:
               (1) any consolidation, merger or plan of share exchange involving the Company (a “Merger”) as a result of which the holders of outstanding securities of the Company ordinarily having the right to vote for the election of directors (“Voting Securities”) immediately prior to the Merger do not continue to hold at least 50% of the combined voting power of the outstanding Voting Securities of the surviving corporation or a parent corporation of the surviving corporation immediately after the Merger, disregarding any Voting Securities issued to or retained by such holders in respect of securities of any other party to the Merger; or
               (2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company;
               (B) At any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (“Incumbent Directors”) shall cease for any reason to constitute at least a majority thereof; provided, however, that the term “Incumbent Director” shall also include each new director elected during such two-year period whose nomination or election was approved by two-thirds of the Incumbent Directors then in office; or
               (C) Any person shall, as a result of a tender or exchange offer, open market purchases or privately negotiated purchases from anyone other than the Company, have become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of Voting Securities representing 20% or more of the combined voting power of the then outstanding Voting Securities. For purposes of this paragraph 6, the term “person” means and includes any individual, corporation, partnership, group, association or other “person,” as such term is used in Section 14(d) of the Securities Exchange Act of 1934, other than the Company or any employee benefit plan sponsored by the Company.
Notwithstanding anything in this paragraph 6 to the contrary, unless otherwise determined by the Board of Directors of the Company, no change in control of the Company shall be deemed to have occurred for purposes of this Agreement if (1) the Optionee acquires (other than on the same basis as all other holders of shares of Class A Common Stock of the Company) an equity interest in an entity that acquires the Company in a change in control of the Company otherwise described under subparagraph (A) of this paragraph 6, or (2) the Optionee is part of a group that constitutes a person which becomes a beneficial owner of Voting Securities in a transaction that otherwise would have resulted in a change in control of the Company under subparagraph (C) of this paragraph 6.
Paragraphs 6, 7, 8, 9 and 10 are renumbered accordingly.
B.      Amendments to Long-Term Incentive Award Agreements
1.      Throughout Section 3.3, the term “total disability” is changed to “disability.” In the first sentence of Section 3.3, the phrase “(as defined in paragraph 6(a)(iv)(B) of the Plan)” is deleted. The second sentence of Section 3.3 is deleted, and the following sentence is added in substitution:
The term “disability” means a medically determinable physical or mental condition of Recipient resulting from bodily injury, disease, or mental disorder which is likely to continue for the remainder of Recipient’s life and which renders Recipient incapable of performing the job assigned to Recipient by the Company or any substantially equivalent replacement job.
C.      Restricted Stock Unit Award Agreements
1.      In Section 1(b) the words “Sections 1(c), (d) and (e)” are changed to “Section 1(c), (d), (e) and (f).”
2.      Throughout Section 1(c), the term “total disability” is changed to “disability.” The second sentence of Section 1(c) is deleted, and the following is added in substitution:
The term “disability” means a medically determinable physical or mental condition of the Recipient resulting from bodily injury, disease, or mental disorder which is likely to continue for the remainder of the Recipient’s life and which renders the Recipient incapable of performing the job assigned to the Recipient by the Company or any substantially equivalent replacement job.
3.      A new Section 1(e) is added to read as follows:
                    (e)      Special Acceleration in Certain Events. Notwithstanding any other provision in this Agreement, upon a change in control of the Company, all outstanding but unvested RSUs shall become immediately vested. The term “change in control of the Company” means the occurrence of any of the following events:
                    (i)      The consummation of:
                              (A)      any consolidation, merger or plan of share exchange involving the Company (a “Merger”) as a result of which the holders of outstanding securities of the Company ordinarily having the right to vote for the election of directors (“Voting Securities”) immediately prior to the Merger do not continue to hold at least 50% of the combined voting power of the outstanding Voting Securities of the surviving corporation or a parent corporation of the surviving corporation immediately after the Merger, disregarding any Voting Securities issued to or retained by such holders in respect of securities of any other party to the Merger; or
                              (B)      any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company;
                    (ii)      At any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (“Incumbent Directors”) shall cease for any reason to constitute at least a majority thereof; provided, however, that the term “Incumbent Director” shall also include each new director elected during such two-year period whose nomination or election was approved by two-thirds of the Incumbent Directors then in office; or
                    (iii)      Any person shall, as a result of a tender or exchange offer, open market purchases or privately negotiated purchases from anyone other than the Company, have become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of Voting Securities representing 20% or more of the combined voting power of the then outstanding Voting Securities. For purposes of this Section 1(e), the term “person” means and includes any individual, corporation, partnership, group, association or other “person,” as such term is used in Section 14(d) of the Securities Exchange Act of 1934, other than the Company or any employee benefit plan sponsored by the Company.
Notwithstanding anything in this Section 1(e) to the contrary, unless otherwise determined by the Board of Directors of the Company, no change in control of the Company shall be deemed to have occurred for purposes of this Agreement if (1) the Recipient acquires (other than on the same basis as all other holders of shares of Common Stock of the Company) an equity interest in an entity that acquires the Company in a change in control of the Company otherwise described under subparagraph (i) of this Section 1(e), or (2) the Recipient is part of a group that constitutes a person which becomes a beneficial owner of Voting

Securities in a transaction that otherwise would have resulted in a change in control of the Company under subparagraph (iii) of this Section 1(e).
Section 1(e) – 1(j) are renumbered accordingly.

SCHNITZER STEEL INDUSTRIES, INC.

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